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                                 Exhibit 99-B.10


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors of Aetna Insurance Company of America and
Contractholders of Aetna Variable Annuity Account I:


We consent to the use of our report dated February 11, 2000, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 22, 2000, relating to the consolidated financial statements of Aetna Insurance Company of America, which are incorporated by reference in this Amendment no. 12 to Registration Statement on Form N-4 (File No. 33-59749).


/s/ KPMG LLP

Hartford, Connecticut
December 13, 2000